Exhibit 10.2

                                RELEASE AGREEMENT

         This Release Agreement (the "Release Agreement") is made and entered into as of this 22nd day of April, 2003, by and among YOUBET.COM, INC., a Delaware corporation (the "Corporation"), on the one hand, and RUSSELL FINE, an individual ("Fine") and Fineline Services, LLC, a California corporation ("FSL") and together with FSL (the "Fine Parties") on the other hand, with reference to the following facts:

A. This Agreement is entered into in connection with resolving whether and the extent to which Fine is entitled to a bonus arising from the achievement by the Company of a certain level of subscribers.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements and conditions contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.       CONSIDERATION

         1.1 Within three business days from the execution of this agreement by the Fine Parties the Company shall pay to the Fine Parties the amount of $150,000 in fulfillment of ALL bonus payment obligations as follows: $50,000 to Fine and $100,000 to FSL.

         1.2 Additionally, within three business days from the execution of this Agreement by the Fine Parties the Company shall facilitate the assignment of a warrant for 20,171 shares of common stock in accordance with the attached Warrant Agreement as further consideration of this Agreement and in fulfillment of ALL Warrant obligations between the Company and the Fine parties.

2.       SETTLEMENT OF DISPUTES

         Upon the terms and subject to the conditions set forth herein, the parties desire to settle in full all claims, differences, and disputes which now exist or which may exist in the future between them in connection with any other amounts or other property specifically (including, but not limited to, ALL bonuses payments and Warrants to the Fine Parties) with respect to any employment or consulting agreements or arrangements entered into or promised prior to the execution of this Agreement, except any compensation remaining payable pursuant to that certain Separation Agreement (the "Separation Agreement") dated as of May 5, 2000 (collectively, the "Released Matters"). Notwithstanding the foregoing, with regard to medical treatment obtained during the Severance Period (as that term is defined in said Severance Agreement), Fine may submit claims regarding said medical treatment for a period of 90 days following the Severance Period.

3.       RELEASE


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         3.1 RELEASE OF CORPORATION. In consideration for the mutual covenants, conditions and promises set forth herein, except for the obligations and liabilities of the Corporation arising under (i) this Agreement and/or (ii) any compensation remaining payable pursuant to said Separation Agreement including the aforementioned 90 day medical billing procedure, Fine for himself and his agents, representatives, predecessors, successors and assignees (the "Fine Representatives"), hereby forever releases, absolves and discharges the Corporation and its officers, directors, shareholders, employees, agents, representatives, affiliates, attorneys, predecessors, successors and assigns (collectively, the "Corporation Representatives"), from and against any and all claims, demands, charges, complaints, suits, actions, causes of action, debts, liabilities, obligations, losses, costs and expenses, including without limitation, attorneys' fees and court costs, whether known or unknown (collectively, the "Claims") which Fine or the Fine Representatives ever had or asserted or which Fine or the Fine Representatives may now or hereinafter have or assert, which arise under, or in any way relate to, or in any way are connected with the Released Matters.

         3.2 SECTION 1542 WAIVER. Fine, for himself and each of the Fine Representatives expressly waives any and all rights or benefits which Fine or the Fine Representatives has or may have or may have been conferred upon them by the provisions of Section 1542 of the California Civil Code, which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         In connection with such waiver, Fine acknowledges that he may later discover facts different from or in addition to those which he knows or believes to be true with respect to the Claims, and Fine agrees that, in such event, this Agreement shall nevertheless remain effective in all respects notwithstanding such different or additional facts or the discovery of those facts.

4.       REPRESENTATIONS AND WARRANTIES

         Fine, for himself and each of the Fine Representatives, represents and warrants that he (i) has not heretofore sold, assigned, hypothecated or otherwise transferred to any third party any rights or interest in or to any of the Claims; (ii) has been represented by independent counsel of his or its choice in connection with the negotiation and execution of this Agreement; and
(iii) has read this Agreement understands the terms used herein and the consequences hereof.

5.       COVENANT

         Fine, for himself and for each of the Fine Representatives, covenants that no suit, arbitration or other action shall be commenced against the Corporation or the Corporate Representatives based upon any of the Claims, nor shall any of the Claims be asserted against the other party in any action by way of counterclaim, cross-complaint, setoff or similar pleadings and that this Agreement shall be a complete bar to any proceedings or assertions.

6.       APPLICABLE LAW AND SEVERABILITY

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         This Agreement shall, in all respects, be governed by the laws of the
State of California applicable to agreements executed and to be wholly performed within the state of California. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail but the provision of this Agreement which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

7.       ENFORCEABILITY

         It is agreed that the rights granted to the parties hereunder are of a special and unique kind and character and that, if there were a breach by any party of any material provision of this Agreement, the other party would not have an adequate remedy at law. It is expressly agreed therefore that the rights of the parties hereunder may be enforced by an action for specific performance and such other equitable relief as is provided under the laws of the State of California.

8.       INTERPRETATION

         This Agreement has been negotiated at arm's length and between persons (or their representatives) sophisticated and knowledgeable in the matters dealt within this Agreement. Accordingly, any rule of law (including California Civil Code Section 1654 and any successor statute) or legal decision that would require interpretation of any ambiguities against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

9.       ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all other written or oral negotiations, understandings or agreements among the parties with respect to the rights and obligations assumed herein and contains all of the covenants and agreements among the parties with respect to such rights and obligations.

10.      ATTORNEYS' FEES

         In the event any action be instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall be entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the court.

11.      SUCCESSORS AND ASSIGNS

         Neither party may assign his or its rights or delegate his or its obligations under this Agreement, in whole or in part. Except for the foregoing, each of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

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12.      NO OBLIGATION TO THIRD PARTIES

         The execution and delivery of this agreement shall not be deemed to confer any rights upon, directly, indirectly or by way of subrogation, nor obligate either of the parties hereto, to any person or entity other than each other.

13.      MODIFICATIONS OR AMENDMENT

         No amendment, change or modification of this Agreement shall be valid unless in writing, stating that it amends or modifies this Agreement, and signed by each of the parties hereto.

14.      FURTHER ASSURANCES

         Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

15.      TIME IS OF ESSENCE

         Time is of the essence of this Agreement and all the terms, provisions, covenants and conditions hereof.

16.      WAIVER

         The waiver by any party to this Agreement of the breach of any provision of this Agreement shall not be deemed a continuing waiver or a waiver of any subsequent breach, whether of the same or another provision of this Agreement.

17.      HEADINGS

         The captions appearing at the commencement of the paragraphs hereof are descriptive only and for convenience in reference. Should there be any conflict between any such caption and the paragraph at the head of which is appears, the paragraph and not such caption shall control and govern in the construction of this Agreement.

18.      COUNTERPARTS

         This Agreement may be executed in two (2) or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall together constitute and be one (1) and the same instrument.

                          [Signatures on the next page]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                                 YOUBET.COM, INC.,
                                                 a Delaware corporation



         /S/ RUSSELL FINE                        By:/S/ CHARLES CHAMPION
         ---------------------------                --------------------------
         RUSSELL FINE, Individually              CHARLES CHAMPION
                                                 Chief Executive Officer


         FINELINE SERVICES, LLC


         By:      /S/ RUSSELL FINE
            -------------------------
         Name:    RUSSELL FINE
         Its:     PARTNER
            -------------------------

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